Exhibit 5.1
LPH/70-40280301/KPI	28 June 2007
02070064532

Turquoise Card Backed Securities PLC
c/o Wilmington Trust SP Services
(London) Limited
Tower 42 (Level 11)
25 Old Broad Street
London EC2N 1HQ

Ladies and Gentlemen

RE: SERIES 2007-1 NOTES ISSUED BY TURQUOISE CARD BACKED SECURITIES PLC

We have acted as special outside counsel of Turquoise Card Backed Securities plc (the ‘‘Issuer’’) in connection with the public offering, pursuant to post-effective amendment number 1 to the Registration Statement on Form S-3 (Registration Nos. 333-136826, 333-136826-01 and 333-136826-02, the ‘‘Registration Statement’’) filed by Turquoise Funding 1 Limited with the Securities and Exchange Commission (the ‘‘Commission’’) on October 30 2006, of US$440,000,000 principal amount of Series 2007-1 Class A Notes, US$27,500,000 principal amount of Series 2007-1 Class B Notes, and US$32,500,000 principal amount of Series 2007-1 Class C Notes (collectively, the ‘‘Notes’’) constituted pursuant to a trust deed as amended or supplemented from time to time (the ‘‘Trust Deed’’) attached to the Registration Statement as Exhibit 4.2 and the Series 2007-1 Supplement thereunder.

Terms used herein and not defined herein shall have the meaning set forth in the Trust Deed. We are familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Notes and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that when:

1.	the supplement to the Trust Deed pertaining to the Notes shall have been duly executed and delivered by the parties thereto;

2.	the Notes shall have been duly executed by the Issuer and authenticated by the Note Trustee in accordance with the Trust Deed and delivered by the Issuer; and

3.	the Issuer shall have received the agreed purchase price for the Notes in accordance with the relevant subscription agreement, a form of which is contained in the Dealer Agreement, which is attached to the Registration Statement as Exhibit 1.1., then the Notes will be legally issued, fully paid and non-assessable, and will be entitled to the benefits of the Trust Deed.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading ‘‘Legal Matters’’ in the Prospectus, which forms a part of the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours sincerely

CLIFFORD CHANCE LLP